Exhibit 99.1

Amedisys Announces Changes to Executive Leadership Team

Company Continues Plan to Lead Health Care at Home with Key Additions at Board & Executive Levels

BATON ROUGE, La., April 7, 2015 – Amedisys Inc. (NASDAQ: AMED), a leading home health and hospice company, today announced the company is adding a new Board member and implementing leadership changes at the executive level.

Effective April 22, 2015, Bruce D. Perkins will become a member of the Company’s Board of Directors. Perkins spent 38 years at Humana, Inc., most recently as President of Humana’s Healthcare Services Segment. He led this $20 billion division, which provided core services to Medicare and commercial businesses as well as offering products and services to individuals and groups outside Humana’s core businesses. During his tenure with Humana, he led the development of its provider networks including the nation’s largest network of providers who serve Medicare beneficiaries; oversaw the growth of Humana Pharmacy Solutions into the fourth-largest Pharmacy Benefit Manager in the U.S.; and developed Humana Cares, which provides chronic care support services for more than 200,000 Humana members. Perkins is currently the Strategic Executive for MCCI Group Holdings, a physician services company based in Miami, Florida.

“We are pleased to welcome Bruce to the Board,” said Don Washburn, Non-Executive Chairman of the Board. “His experience building Humana into a Fortune 100 as well as his expertise in contracting, managed care, Medicare and home health will add tremendous value to the Board. Bruce’s 38 years at Humana are a testament to his leadership and commitment to excellence.”

Effective today, Vice Chairman, Ronnie LaBorde, will resume his role as Chief Financial Officer, and Interim Chief Financial Officer, Dale Redman, will retire. With this transition, Amedisys expects to enter into a consulting agreement with Redman under which he will continue to advise the Company.

“Ronnie provided great leadership during his time as Interim CEO and has brought great value to his role of CFO during the two years he held this position,” said Paul Kusserow, CEO of Amedisys. “His financial expertise and relationships with investors and analysts make him the right person for this role. I also want to acknowledge the contributions Dale Redman has made as our interim CFO. He came out of retirement and has helped stabilize the company during this transition. We are in a much better place as a company, and I give my sincere thanks to him for his leadership and guidance during the past year.”

Executive additions include the appointment of Dan McCoy as the Chief Operating Officer, Martin Howard as Chief Information Officer, Larry Pernosky as Chief Human Resources Officer, Stephen Seim as Chief Strategy Officer and David Kemmerly as Senior Vice President of Government Affairs:

•	Effective yesterday, April 6, Dan McCoy joined the company as the Chief Operating Officer and will be responsible for home health and hospice operations. McCoy comes to Amedisys with more than 20 years of experience successfully leading operations and driving growth at major health plans. Most recently, McCoy served as the Senior Vice President of Operations at Anthem (formerly WellPoint), the second largest health benefits organization with 27 million members, where he was responsible for driving operational efficiencies, improving end-to-end service experience and streamlining procedures to maximize profitability. Prior to Anthem, he held increasingly-responsible roles at Anthem since 1984 including health plan operations, customer service, claims, membership and billing.

•	Effective yesterday, April 6, Martin Howard has been appointed Chief Information Officer for Amedisys. He has 30 years of health care experience, including 20 years in the industry as a CIO and COO in organizations ranging from startups to Fortune 100 companies, and 10 years of Big Four M&A and performance consulting. His executive experience includes CIO roles at Patient Care, Inc., and Erickson Retirement Communities, United Health Group’s Ingenix (now Optum) global pharmaceutical services division and Chief Operating Officer for the Quality Indicator Project (QIP), a clinical outcomes analytics company. As a consultant, he has worked with Gentiva, Kindred, the Mayo Clinic and many home health and hospice providers, academic medical centers and insurers. Most recently, Howard served as Director of Strategy and Operations for Deloitte Consulting.

•	Larry Pernosky will join the company on April 22 as Chief Human Resources Officer. Pernosky joins Amedisys with more than 30 years of experience in leading human capital strategies to drive superior business outcomes. In his most recent role as Vice President of Human Capital Consulting at Humana, Inc., a leading health and well-being Fortune 70 company, he was instrumental in driving key human resources operational efficiencies. During his 11 years at Humana, he also led Organizational Design, HR M&A, Policy, Change Management and Associate Communications. Pernosky has held key human capital leadership positions at Big Idea Productions KBR/Halliburton, Fluor, and Whirlpool Corporation. Martha Williams will transition from the role of Chief Human Resources Officer to a new position as Chief Administrative Officer reporting to Larry Pernosky.

•	Stephen Seim joined the company as Chief Strategy Officer on March 4, 2015. Before joining the Amedisys team, Seim spent 18 years at Humana where he was responsible for building and leading their Corporate Strategy Team. This team developed the organization’s overall strategy as well as the strategies identifying and building the growth platforms used to diversify Humana’s business and build their integrated care delivery model. Prior to his work at Humana, Seim was an Executive at Deloitte Consulting and a Senior Consultant at Ernst & Young.

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On March 30, David Kemmerly was appointed Senior Vice President of Government Affairs. Kemmerly brings over 25 years of government relations, with more than 17 years specializing in health care law and public policy. Most recently, he served as

Special Counsel of Adams and Reese LLP, a multidisciplinary law firm, where his primary focus was government relations and health care law. Prior to Adams and Reese, LLP, Kemmerly spent nearly nine years in Public Affairs at Humana; more than seven of those years as Director of State Public Affairs where he was responsible for legislative and regulatory affairs and outcomes in all 50 states. Kemmerly developed and led implementation of successful state legislative and regulatory strategies that helped protect the business interests of one of the nation’s largest health insurers with over 13 million medical members/enrollees/insureds.

“I am thrilled to welcome Dan, Martin, Larry, Steve and David to the executive team of Amedisys,” said Kusserow. “We have assembled a group of experienced health care operators of the highest order who can take Amedisys to the next level with their experience and expertise. We have attracted some of the best strategists and executional operators in the business.”

Two executives will be leaving Amedisys as part of this leadership transition: David Bucey, Senior Vice President, General Counsel and Secretary will depart the company on May 11, 2015 and Dr. Michael Fleming, Chief Medical Officer, will depart the company on April 15, 2015. The company will conduct a national search for a new Chief Medical Officer, and David Kemmerly will serve as Interim General Counsel in addition to his role as Senior Vice President of Government Affairs. Amedisys expects to enter into a consulting agreement with both Bucey and Fleming, helping to ensure a smooth transition subsequent to their departures.

“We are grateful to Dave and Dr. Fleming for their outstanding dedication and service to Amedisys,” said Kusserow. “Dave has been diligent in building a strong system of legal controls and protecting Amedisys’ interest in a challenging healthcare environment over the past seven years. Dr. Fleming has also been a passionate advocate for quality and person-centered care since joining the Company in 2009. Both have made significant contributions to this organization, and we recognize and thank them for their leadership.”

Amedisys is fully dedicated to its employees, patients, families, referral sources and shareholders and will continue its evolution to lead and transform the home health and hospice industry.

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a leading health care at home company delivering personalized home health and hospice care to more than 360,000 patients each year. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care. For more information about the Company, please visit: http://www.amedisys.com.

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Media Contact:	Investor Contact:

Shannon Hooper	David Castille
(615) 577-1124	(225) 299-3665
smh@thinkrevivehealth.com	david.castille@amedisys.com

Kendra Kimmons
(225) 299-3720 kendra.kimmons@amedisys.com

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